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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 2000
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                           America Service Group Inc.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                                     0-23340
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                            (Commission File Number)


                                   21-0332317
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                      (IRS Employer Identification Number)


            105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (615) 373-3100
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                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)


                                               Exhibit Index Located on Page:  4
                                                       Total Number of Pages: 56



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Item 2.  Acquisition or Disposition of Assets

         On May 31, 2000, America Service Group Inc. (the "Company") purchased all of the outstanding stock of Correctional Health Services, Inc. ("CHS") from certain individuals and entities (collectively, the "Shareholders") for $15.0 million in cash pursuant to a Stock Purchase Agreement, dated as of April 24, 2000 (the "Stock Purchase Agreement"), between the Company and the Shareholders. The Company placed $2.0 million of the purchase price into escrow. The amount placed in escrow secures the Shareholders' obligations with respect to any claim by the Company for indemnification from the Shareholders pursuant to the Stock Purchase Agreement and the renewal of CHS's customer contracts on the terms specified in the escrow agreement. In addition, the Company paid amounts totaling $2.0 million to certain executive officers of CHS with respect to non-competition agreements entered into by them.

         The purchase price paid to the Shareholders is subject to increase or decrease on a dollar-for-dollar basis by an amount equal to the amount by which CHS's working capital, as reflected on its balance sheet as of May 31, 2000 (the "Closing Date Balance Sheet"), is in excess of or is less than $0. CHS is obligated to deliver the Closing Date Balance Sheet to the Company within 45 days following the closing of the acquisition. The Company will account for the CHS acquisition using the purchase method of accounting.

         The Company obtained a portion of the purchase price for the CHS acquisition from an advance pursuant to the revolving credit facility under its Amended and Restated Credit Agreement, dated as of January 26, 1999, among the Company, as borrower, the Company's subsidiaries as listed therein, as guarantors, the lenders identified therein and Bank of America, N.A., as Administrative Agent and as Issuing Bank. The amount available for borrowing pursuant to the revolving credit facility was increased from $40 million to $55 million in connection with the CHS acquisition.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements

         The CHS Financial Statements, together with the independent public accountants' reports thereon, will be filed by amendment to this Form 8-K not later than August 14, 2000.

         (b) Pro Form Financial Information

         The CHS pro forma financial information will be filed by amendment to this Form 8-K not later than August 14, 2000.

         (c) Exhibits

99.1 Stock Purchase Agreement, dated as of April 24, 2000, between the Company and the Shareholders of Correctional Health Services, Inc.

99.2     Text of Press Release of the Company, dated May 31, 2000.




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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 14, 2000

                                        AMERICA SERVICE GROUP INC.



                                    By: /s/ Bruce A Teal
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                                        Bruce A. Teal
                                        Senior Vice President and Chief
                                        Financial Officer



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                                  EXHIBIT INDEX

Exhibit                                                                   Page No.
-------                                                                   --------
99.1     Stock Purchase Agreement, dated as of April 24, 2000, between the
         Company and the Shareholders of Correctional Health Services, Inc.    5

99.2     Text of Press Release of the Company, dated May 31, 2000.            56








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